Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-203567

Subject to completion and amendment, dated July 21, 2015

The information in this preliminary prospectus supplement is not complete and may be amended.  This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Prospectus Supplement to the Prospectus dated June 25, 2015

 Royal Bank of Canada
$[               ] Floating Rate Covered Bonds Due [         ]
unconditionally and irrevocably guaranteed  as to payments by

RBC Covered Bond Guarantor Limited Partnership

We will pay interest on the floating rate covered bonds due July [      ], 20[    ], quarterly on January [      ], April [      ], July [      ] and October [      ] of each year.  We will make the first interest payment on the covered bonds on October [      ], 2015.  The covered bonds will mature on July [  ], 20[   ].  The covered bonds will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.  The covered bonds are unconditionally and irrevocably guaranteed as to payments by RBC Covered Bond Guarantor Limited Partnership as described in the prospectus.  We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds – Early Redemption for Taxation Reasons” in the prospectus, we may not redeem the covered bonds prior to their maturity.  There is no sinking fund for the covered bonds.

We are a registered issuer and this Programme is a registered program under Part I.1 of the National Housing Act (Canada) and the Canadian Registered Covered Bond Programs Guide as amended, restated or replaced from time to time (the “Guide”) published by Canada Mortgage and Housing Corporation (“CMHC”), the administrator of the Canadian covered bond legal framework under Part I.1 of the National Housing Act (Canada). The covered bonds will be registered covered bonds under Part I.1 of the National Housing Act (Canada) and the Guide.

 THESE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CMHC NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. THESE COVERED BONDS ARE NOT INSURED OR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Investing in the covered bonds involves a number of risks.  See “Risk Factors” beginning on page 17 of the accompanying prospectus dated June 25, 2015.

NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE COVERED BONDS OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
	Per Covered Bond	Total
Public offering price (1)	$	$
Underwriting commissions	$	$
Proceeds, before expenses, to Royal Bank of Canada	$	$

(1)  The price to the public also will include interest accrued on the covered bonds after July [     ], 2015, if any.

This prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.
We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services Inc., Euroclear and Clearstream, Luxembourg) on or about July [    ], 2015 against payment in immediately available funds.

The covered bonds will not constitute deposits that are insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

Investment in the covered bonds is not subject to restriction under the Volcker Rule as an investment in an ownership interest in a covered fund.  See Certain Investment Company Act Considerations.

Programme Arranger

RBC Capital Markets

Joint Book-Running Managers
RBC Capital Markets	HSBC

Prospectus Supplement dated July [    ], 2015.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this prospectus supplement and the accompanying prospectus, the terms contained in this prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under the heading “Risk Factors” beginning on page 17 of the accompanying prospectus dated June 25, 2015.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this prospectus supplement, unless the context otherwise indicates, the “Bank” means Royal Bank of Canada and “Guarantor LP” means RBC Covered Bond Guarantor Limited Partnership, and “we”, “us” or “our” means the Bank and Guarantor LP collectively. In this prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings given to such terms in the accompanying prospectus.

Issuer:	Royal Bank of Canada

Guarantor LP:	RBC Covered Bond Guarantor Limited Partnership

U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of New York Mellon acting through its offices located at 101 Barclay Street, 4th Floor, New York, NY 10286, USA

Specified Currency:	U.S. dollars (“U.S.$”)
(Condition 1.10)

Aggregate Principal Amount:	U.S.$[ ]

Series:	CB24

Tranche:	Not applicable

Issue Price:	[ ] percent of the Aggregate Principal Amount

Specified Denominations:	U.S.$1,000
(Condition 1.08 or 1.09)

Calculation Amount:	U.S. $1,000

Issue Date:	July [ ], 2015

Interest Commencement Date	July [ ], 2015

Final Maturity Date:	Interest Payment Date falling on or nearest to July [ ], 20[ ]

Extended Due for Payment Date of Guaranteed Amounts corresponding to the Final Redemption Amount under the covered bond Guarantee:	Interest Payment Date falling on or nearest to July [ ], 20[ ]

Interest Rate Basis:
3-month USD LIBOR + [  ]% per annum Floating Rate from and including the Interest Commencement Date to (but excluding) the Final Maturity Date (further particulars specified below)

1-month USD LIBOR + [  ] percent per annum Floating Rate from and including the Final Maturity Date to (but excluding) the Extended Due for Payment Date (further particulars specified below)

Redemption/Payment Basis:	[Subject to any purchase and cancellation or early redemption, the Covered Bonds will be redeemed on the Maturity Date at par]

Change of Interest of Redemption/ Payment Basis:	[Not Applicable]

Put/Call Options:	[ ]

Outstanding Series of Covered Bonds:	Series	Principal Amount	Maturity Date	Coupon Rate
	CB2	€ 1,250,000,000	01/22/2018	4.63%
	CB6	C$1,100,000,000	03/30/2018	3.77%
	CB7	CHF 500,000,000	04/21/2021	2.25%
	CB8	U.S.$2,500,000,000	9/19/2017	1.200%
	CB9	U.S.$1,500,000,000	12/4/2015	0.625%
	CB10	U.S.$1,750,000,000	7/22/2016	1.125%
	CB11	€ 2,000,000,000	8/4/2020	1.625%
	CB12	AUD1,250,000,000	8/9/2016	Floating Rate
	CB13	U.S.$2,000,000,000	10/1/2018	2.000%
	CB14	€ 1,500,000,000	10/29/2018	1.25%
	CB15	€ 1,000,000,000	6/19/2019	0.75%
	CB16	AUD750,000,000	9/23/2019	Floating Rate
	CB17	U.S.$1,750,000,000	9/23/2019	2.200%
	CB18	U.S.$2,000,000,000	2/5/2020	1.875%
	CB19	C$1,500,000,000	3/23/2020	Floating Rate
	CB20	C$700,000,000	3/23/2020	1.59%
	CB21	€ 1,000,000,000	6/17/2022	0.875%
	CB22	€279,500,000	7/21/2031	1.652%
	CB23	£400,000,000	7/20/2018	Floating Rate

The Cover Pool:
The Covered Bond Portfolio consists of C$32,801,475,061 of Loans on properties located in Canada as of June 30, 2015.  See “Summary of Principal Documents – Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this prospectus supplement.

Status of the Covered Bonds:	Senior

Status of the Guarantee:	Senior secured with recourse limited to the assets of Guarantor LP

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

Fixed Rate Covered Bond Provisions (Condition 5.12)	Not Applicable

Floating Rate Covered Bond Provisions (Condition 5.12)	Applicable

Interest Period(s):
The period from and including each Specified Interest Payment Date to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Issue Date

First Interest Payment Date(s):
For the period from and including the Issue Date to (but excluding) the Final Maturity Date, the Interest Payment Date falling on or nearest to October [  ], 2015

For the period from and including the Final Maturity Date to (but excluding) the Extended Due for Payment Date, the Specified Interest Payment Date falling on or nearest to August [  ], 2018

Specified Interest Payment Dates:
July [   ], October [   ], January [   ] and April [   ] in each year from and including the First Interest Payment Date to and including the Final Maturity Date; and

The [   ] day of each month from but excluding the Final Maturity Date to and including the Extended Due for Payment Date

Subject to adjustment in accordance with the Business Day Convention specified below

Calculation Agent (if not the Issuing and Paying Agent):	The Bank, acting through its offices located at Riverbank House, 2 Swan Lane, London EC4R 3BF

Business Day Convention:	Modified Following Business Day Convention (adjusted)

Business Day(s):	London, New York and Toronto

Manner in which the Rate of Interest is to be determined:	Screen Rate Determination

Reference Rate:
From and including the Issue Date to (but excluding) the Final Maturity Date, 3-month USD LIBOR

From and including the Final Maturity Date to (but excluding) the Extended Due for Payment Date, 1-month USD LIBOR

Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period

Relevant Screen Page:	Reuters Screen Page LIBOR01

Relevant Time:	[ ]

Reference Banks:	Has the meaning given in the ISDA Definitions

Relevant Financial Centre:	London

Day Count Basis:	Actual/360

Margin(s):
From and including the Issue Date to (but excluding) the Final Maturity Date: +[  ] percent per annum

From and including the Final Maturity Date to (but excluding) the Extended Due for Payment Date: +[  ] percent per annum

PROVISIONS RELATING TO REDEMPTION

Call Option (Condition 6.03)	[Applicable/Not Applicable]

Optional Redemption Date(s):	[ ]

Optional Redemption Amount(s) of each covered bond and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

If redeemable in part:
Minimum Redemption Amount:	[ ] per Calculation Amount

Maximum Redemption Amount:	[ ] per Calculation Amount

Notice period:	[ ]

Put Option (Condition 6.06)	[Applicable/Not Applicable]

Optional Redemption Date(s):	[ ]

Optional Redemption Amount(s) of each covered bond and method, if any, of calculation of such amount(s):	[ ] per Calculation Amount

Notice period:	[ ]

Final Redemption Amount of each covered bond	[ ] [per Calculation Amount/other/see Appendix]

Payment Date:	[ ]

Minimum Final Redemption Amount:	[ ] per Calculation Amount

Maximum Final Redemption Amount:	[ ] per Calculation Amount

Early Redemption Amount

Early Redemption Amount(s) payable on
redemption for taxation reasons or illegality or
upon acceleration following an Issuer Event of
Default or Guarantor LP Event of Default or
other early redemption and/or the method of
calculating the same (if required or if different
from that set out in the Conditions):
[ ] per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS

Covered Bond Swap Rate:	[ ]

Other final terms:	[ ]

DISTRIBUTION

If syndicated, names of Managers:	[ ]

Stabilising Manager(s) (if any):	[ ]

If non-syndicated, name of Dealer:	[ ]

Additional selling restrictions:	[ ]

Additional United States Tax Considerations:	[ ]

CUSIP:	[ ]

ISIN:	[ ]

Common Code:	[ ]

Listing:	The covered bonds will not be listed on any securities exchange.

The aggregate principal amount of covered bonds being issued, based on an exchange rate of €1 = U.S.$[ ], is:	[ ]

DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds constitute deposit liabilities of the Bank for purposes of the Bank Act (Canada), however the covered bonds will not be insured under the Canada Deposit Insurance Act (Canada).  The covered bonds will rank equally with other deposit liabilities of the Bank and all other unsubordinated and unsecured obligations of the Bank (except as otherwise prescribed by law).

The Bank is a registered issuer and this Programme is a registered program under Part I.1 of the National Housing Act (Canada) and the Guide published by CMHC, the administrator of the Canadian covered bond legal framework under Part I.1 of the of the National Housing Act (Canada). The covered bonds will be registered covered bonds under Part I.1 of the National Housing Act (Canada) and the Guide.

The aggregate principal amount of the covered bonds offered is U.S.$[       ].  The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof.  The covered bonds may only be transferred in amounts of U.S.$ 1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds quarterly on January [    ], April [    ], July [    ] and October [  ] of each year.  We will make the first interest payment on the covered bonds on October [     ], 2015.

Guarantee

The covered bonds are unconditionally and irrevocably guaranteed as to payments by the Guarantor LP when such payments are due as described in the accompanying prospectus.  The obligation of the Guarantor LP has been secured by a pledge by the Guarantor LP of the Covered Bond Portfolio in favor of the Bond Trustee pursuant to the terms of the Security Agreement.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company.  See “Ownership and Book-Entry Issuance” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to Royal Bank of Canada relates only to the initial issuance and sale of your covered bonds.  If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Final Maturity Date

The Final Maturity Date is July [   ], 20[   ].  The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 – Redemption and Purchase under “Description of the Covered Bonds – Terms and Conditions” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee.  We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 113-114, the Covered Bond Guarantee is secured by the pledge of the assets in the Covered Bond Portfolio to the Bond Trustee under the Security Agreement.  Statistical information about the Covered Bond Portfolio is set forth in Annex A.  Historical performance about the Covered Bond Portfolio is set forth in Annex B.

CERTAIN INVESTMENT COMPANY ACT CONSIDERATIONS

Neither the Bank nor the Guarantor is now, and solely after giving effect to this offer and sale of covered bonds will be, a “covered fund” for purposes of regulations adopted under Section 13 of the Bank Holding Company Act of 1956, as amended, commonly known as the “Volcker Rule.”

In reaching this conclusion, although other statutory or regulatory exemptions under the Investment Company Act of 1940, as amended (“Investment Company Act”), or under the Volcker Rule and its related regulations may be available, we have relied on the determinations that:

•           the Bank may rely on the exemption from registration under the Investment Company Act provided by Rule 3a-6 thereunder,

•           the Guarantor may rely on the exemption from registration under the Investment Company Act provided by Section 3(c)(5) thereunder, and accordingly

•           neither the Bank nor the Guarantor does rely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for their exemption from registration under the Investment Company Act and may rely on the exemption from the definition of a “covered fund” under the Volcker Rule made available to entities that do not rely solely on Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act for their exemption from registration under the Investment Company Act.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Royal Bank of Canada has agreed to sell to RBC Capital Markets, LLC, and RBC Capital Markets, LLC has agreed to purchase from Royal Bank of Canada, the principal amount of the covered bonds specified, at the price specified, on the cover page of this prospectus supplement.  RBC Capital Markets, LLC intends to resell each covered bond it purchases at the price to the public set forth on the cover page of this prospectus supplement.  In the future, RBC Capital Markets, LLC or one of its affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices.  For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealers Principal Amount

RBC Capital Markets, LLC
HSBC Securities (USA) Inc.
Total

The Dealers have advised the Issuer that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of [          ]% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of [         ]% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

• over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Issuer actually sold to the Dealers, creating a Dealer short position;

• stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

• Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

We will deliver the covered bonds against payment therefor in New York, New York on July [    ], 2015, which is the second scheduled business day after the trade date.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Issuer, the Guarantor LP, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material, in all cases at their own expense.

Public Offer Selling Restriction under the Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the covered bonds to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the covered bonds to the public in that Relevant Member State:

(a)           at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
at any time to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer(s) nominated by the Issuer for any such offer;

(c)	at any time if the denomination per covered bond being offered amounts to at least €100,000; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the covered bonds referred to in (a) to (d) above shall require the publication by the Issuer or any Dealer(s) of a prospectus pursuant to Article 3 of the Prospectus Directive or supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the covered bonds to the public” in relation to any covered bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the covered bonds to be offered so as to enable an investor to decide to purchase or subscribe the covered bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

All references in this document to the “European Economic Union” or “EEA” are to the Member States of the European Union together with Iceland, Norway and Liechtenstein.

Selling Restrictions addressing additional United Kingdom Securities Laws

Each Dealer has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the covered bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Guarantor LP or, in the case of the Issuer, would not, if the Issuer was not an authorized person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the covered bonds in, from or otherwise involving the United Kingdom.

Republic of France: Each Dealer has represented and agreed that it has not offered or sold and will not offer or sell, directly or indirectly, covered bonds to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or this prospectus supplement or any other offering material relating to the covered bonds and that such offers, sales and distributions have been and will be made in France only to (i) providers of investment services relating to portfolio management for the account of third parties and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, articles L 411-1, L.411-2 and D.411-1of the French Code monétaire et financier.

The prospectus has not been submitted for clearance to the Autorité des Marchés Financiers in France.

Republic of Italy: The offering of the covered bonds has not been registered pursuant to Italian securities legislation and, accordingly, each Dealer has represented and agreed that no covered bonds may be offered, sold or delivered, nor may copies of the prospectus or any other document relating to the covered bonds be distributed in the Republic of Italy, except:

i.
to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (“Regulation No. 11971”); or

ii.	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of any covered bonds or distribution of copies of the prospectus or any other document relating to any covered bonds in Italy under (i) or (ii) above must be:

(a)
made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)
in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Provisions relating to the secondary market in Italy

Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the covered bonds on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such covered bonds being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

The Netherlands: Each Dealer has represented and agreed that, any covered bonds will only be offered in The Netherlands to Qualified Investors (as defined in the Prospectus Directive), unless such offer is made in accordance with the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Hong Kong: Each Dealer has represented and agreed that:

(a) it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any covered bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and

(b) it has not issued or had in its possession for the purposes of issue and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the covered bonds which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to covered bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore: Each Dealer has represented and agreed that this prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore (the “MAS”). Accordingly, each Dealer has represented, warranted and agreed that it has not offered or sold any covered bonds or caused the covered bonds to be made the subject of an invitation for subscription or purchase and will not offer or sell any covered bonds or cause the covered bonds to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the covered bonds, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the covered bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the covered bonds pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

NOTICE REGARDING OFFERS IN THE EEA

If and to the extent that this prospectus supplement is communicated in, or the offer of the covered bonds to which it relates is made in, any EEA Member State that has implemented the Prospectus Directive as defined below (a “Relevant Member State”), this prospectus supplement and the offer are only addressed to and directed at persons in that Relevant Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Relevant Member State.

This prospectus supplement is not a prospectus approved under the Prospectus Directive. A prospectus is not required under the Prospectus Directive as this prospectus supplement has been prepared on the basis that any offers of covered bonds in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the covered bonds. Accordingly, any person making or intending to make any offer in that Relevant Member State of the covered bonds which are the subject of the placement referred to in this prospectus supplement must only do so in circumstances in which no obligation arises for us or the Dealers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Dealers have authorized, nor do we or they authorize, the making of any offer of the covered bonds in circumstances in which an obligation arises for us or the Dealers to publish a prospectus supplement or prospectus for such offer.

In this prospectus supplement, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measures in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The covered bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such covered bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Annex A
COVERED BOND PORTFOLIO
The statistical and other information contained herein under the heading “Overall Pool Statistics” has been compiled by reference to the Loans in the Covered Bond Portfolio securing the covered bonds as of June 30, 2015 (the “cut-off date”).  The exchange rate of Canadian dollars into U.S. dollars on the cut-off date used in this prospectus supplement was CDN$1 = U.S.$0.8006.  Columns stating percentage amounts may not add to 100% due to rounding.  The Loans in the Covered Bond Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement.  The material aspects of such Eligibility Criteria are described under “Summary of Principal Documents – Mortgage Sale Agreement – Eligibility Criteria” in the accompanying prospectus.  One significant indicator of Borrower credit quality is arrears and losses.  The information presented below under “Loss Information” reflects the arrears and losses experience of the Covered Bond Portfolio as at the dates indicated.  Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information”, will be reported by the Guarantor LP on periodic reports filed with the SEC on Form 10-D.  It is not expected that the characteristics of the Covered Bond Portfolio as of the closing date will differ materially from the characteristics of the Covered Bond Portfolio as of the cut-off date.

The Covered Bond Portfolio as at the cut-off date comprised 219,170 Loans having an aggregate current balance of $32,801,475,061.  The Bank originated or renewed the Loans in the Covered Bond Portfolio between March 1, 1991 and June 30, 2015.

148,794 Loans in the cut-off date Covered Bond Portfolio (or 64.23% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans.  The remaining 70,376 Loans in the cut-off date Covered Bond Portfolio (or 35.77% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans and discounted variable rate Loans, as described below.

In the prior three years, there have been no repurchases or replacements of Loans in the Covered Bond Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Covered Bond Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 12, 2015.

As of the cut-off date, the Bank's posted rate for a five year variable rate for existing and new borrowers was 3.85% (rate for “open,” or prepayable loans) or 2.85% (rate for “closed,” or non-prepayable loans) per annum.

After issuance of the covered bonds, the Asset Coverage Test will continue to be satisfied.

Review of Covered Bond Portfolio

The Bank has performed a review of the Loans in the Covered Bond Portfolio and a review of the disclosure regarding the Loans in this prospectus supplement and the accompanying prospectus as required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to the Loans contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a sampling of physical loan files.  In accordance with CMHC requirements, in July 2014 a third party at the request of the Bank completed a comparison of certain Loan characteristics as required by the CMHC Guide, such as amount financed, current balance, location of the property and property valuation, in a sampling of 60 randomly selected Loan files, to the applicable information in the data files. No material exceptions were found between the Loan files and the data extracted from the Bank’s system.

A third aspect of the review of the Rule 193 Information related to descriptions of the transaction documents in this prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include quality assurance audits and portfolio level analyses on origination to ensure that Loans comply with the Bank’s underwriting policies. These audits and portfolio level analyses are reviewed by the Policy Review Committee as well as Group Risk Management and other partners on a quarterly basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

Overall Pool Statistics (Data as at June 30, 2015)

Cover Pool Delinquency Distribution

Aging Summary	Number of Loans	Percentage	Principal Balance	Percentage
Current and less than 30 days past due	218,737	99.80	$32,732,635,492	99.79
30 to 59 days past due	161	0.07	$26,133,579	0.08
60 to 89 days past due	74	0.03	$10,071,677	0.03
90 or more days past due	198	0.09	$32,634,314	0.10
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Provincial Distribution

Province	Number of Loans	Percentage	Principal Balance	Percentage
Alberta	31,143	14.21	$5,361,248,791	16.34
British Columbia	49,183	22.44	$9,705,444,072	29.59
Manitoba	9,367	4.27	$1,032,676,822	3.15
New Brunswick	3,325	1.52	$251,752,980	0.77
Newfoundland and Labrador	2,305	1.05	$232,167,425	0.71
Northwest Territories	58	0.03	$8,229,486	0.03
Nova Scotia	6,181	2.82	$553,193,130	1.69
Nunavut	2	0.00	$79,514	0.00
Ontario	83,217	37.97	$12,280,218,465	37.44
Prince Edward Island	712	0.32	$58,129,704	0.18
Quebec	25,216	11.51	$2,218,877,097	6.76
Saskatchewan	8,227	3.75	$1,058,506,065	3.23
Yukon	234	0.11	$40,951,511	0.12
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Credit Bureau Score Distribution

Credit Bureau Score	Number of Loans	Percentage	Principal Balance	Percentage
Score Unavailable	87	0.04	$9,092,633	0.03
499 and below	569	0.26	$76,032,082	0.23
500 - 539	533	0.24	$80,288,020	0.24
540 - 559	493	0.22	$77,794,016	0.24
560 - 579	688	0.31	$103,531,078	0.32
580 - 599	1,066	0.49	$160,818,645	0.49
600 - 619	1,634	0.75	$255,719,098	0.78
620 - 639	2,708	1.24	$422,427,992	1.29
640 - 659	4,567	2.08	$732,575,147	2.23
660 - 679	6,633	3.03	$1,051,646,379	3.21
680 - 699	9,444	4.31	$1,517,402,298	4.63
700 - 719	11,756	5.36	$1,860,576,439	5.67
720 - 739	13,549	6.18	$2,113,581,862	6.44
740 - 759	14,315	6.53	$2,271,971,176	6.93
760 - 779	15,551	7.10	$2,478,712,726	7.56
780 - 799	17,597	8.03	$2,794,015,716	8.52
800 and above	117,980	53.83	$16,795,289,755	51.20
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Rate Type Distribution

Rate Type	Number of Loans	Percentage	Principal Balance	Percentage
Fixed	148,794	67.89	$21,068,700,511	64.23
Variable	70,376	32.11	$11,732,774,550	35.77
Total	219,170	100.00	$32,801,475,061	100.00

Mortgage Asset Type Distribution

	Number of Loans	Percentage	Principal Balance	Percentage
Conventional Mortgage	49,382	22.53	$8,158,191,439	24.87
Homeline Mortgage Segment	169,788	77.47	$24,643,283,623	75.13
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Occupancy Type Distribution

Occupancy Type	Number of Loans	Percentage	Principal Balance	Percentage
Not Owner Occupied	21,900	9.99	$3,436,531,797	10.48
Owner Occupied	197,270	90.01	$29,364,943,265	89.52
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Mortgage Rate Distribution

Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance	Percentage
1.9999% and below	3,880	1.77	$1,000,551,699	3.05
2.0000% - 2.4999%	52,737	24.06	$9,068,821,992	27.65
2.5000% - 2.9999%	90,196	41.15	$13,670,670,154	41.68
3.0000% - 3.4999%	37,920	17.30	$5,053,742,065	15.41
3.5000% - 3.9999%	28,579	13.04	$3,445,971,569	10.51
4.0000% - 4.4999%	3,715	1.70	$344,854,068	1.05
4.5000% - 4.9999%	310	0.14	$31,102,319	0.09
5.0000% - 5.4999%	496	0.23	$47,207,539	0.14
5.5000% - 5.9999%	424	0.19	$36,328,594	0.11
6.0000% - 6.4999%	900	0.41	$101,238,564	0.31
6.5000% - 6.9999%	9	0.00	$748,195	0.00
7.0000% and above	4	0.00	$238,302	0.00
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Remaining Term Distribution

Remaining Term (Months)	Number of Loans	Percentage	Principal Balance	Percentage
Less than 12.00	76,159	34.75	$10,807,917,072	32.95
12.00 - 23.99	45,831	20.91	$6,746,277,618	20.57
24.00 - 35.99	43,237	19.73	$6,535,807,568	19.93
36.00 - 47.99	28,064	12.80	$4,695,449,988	14.31
48.00 - 59.99	23,427	10.69	$3,635,466,629	11.08
60.00 - 71.99	1,886	0.86	$288,754,786	0.88
72.00 - 83.99	177	0.08	$23,115,048	0.07
84.00 and above	389	0.18	$68,686,353	0.21
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Range of Remaining Principal Balance

Range of Remaining Principal Balance	Number of Loans	Percentage	Principal Balance	Percentage
99,999 and below	97,968	44.70	$5,037,278,471	15.36
100,000 - 149,999	38,872	17.74	$4,819,485,593	14.69
150,000 - 199,999	28,069	12.81	$4,869,609,389	14.85
200,000 - 249,999	18,931	8.64	$4,228,855,638	12.89
250,000 - 299,999	12,416	5.67	$3,388,530,151	10.33
300,000 - 349,999	7,680	3.50	$2,481,261,306	7.56
350,000 - 399,999	4,751	2.17	$1,771,880,448	5.40
400,000 - 449,999	3,070	1.40	$1,299,251,152	3.96
450,000 - 499,999	2,120	0.97	$1,002,731,990	3.06
500,000 - 549,999	1,332	0.61	$696,543,983	2.12
550,000 - 599,999	904	0.41	$518,390,618	1.58
600,000 - 649,999	644	0.29	$402,234,809	1.23
650,000 - 699,999	464	0.21	$312,556,243	0.95
700,000 - 749,999	296	0.14	$214,452,267	0.65
750,000 - 799,999	257	0.12	$199,099,084	0.61
800,000 - 849,999	230	0.10	$189,283,097	0.58
850,000 - 899,999	190	0.09	$166,348,939	0.51
900,000 - 949,999	194	0.09	$179,229,528	0.55
950,000 - 999,999	120	0.05	$117,066,866	0.36
1,000,000 and above	662	0.30	$907,385,490	2.77
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Property Type Distribution

Property Type	Number of Loans	Percentage	Principal Balance	Percentage
Apartment (Condominium)	23,268	10.62	$3,430,987,771	10.46
Detached	170,221	77.67	$25,547,778,382	77.89
Duplex	3,955	1.80	$576,963,883	1.76
Fourplex	901	0.41	$154,671,378	0.47
Other	812	0.37	$115,109,625	0.35
Row (Townhouse)	10,815	4.93	$1,644,143,984	5.01
Semi-detached	8,379	3.82	$1,214,176,232	3.70
Triplex	819	0.37	$117,643,806	0.36
Total	219,170	100.00	$32,801,475,061	100.00

Cover Pool Indexed LTV - Authorized Distribution

Indexed LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and below	12,650	7.26	$620,678,113	1.89
20.01 - 25.00	3,851	2.21	$381,408,231	1.16
25.01 - 30.00	4,336	2.49	$512,177,357	1.56
30.01 - 35.00	5,195	2.98	$707,421,689	2.16
35.01 - 40.00	6,062	3.48	$917,088,648	2.80
40.01 - 45.00	8,769	5.03	$1,445,933,258	4.41
45.01 - 50.00	13,051	7.49	$2,289,101,685	6.98
50.01 - 55.00	16,837	9.66	$3,193,584,847	9.74
55.01 - 60.00	21,087	12.10	$4,494,427,084	13.70
60.01 - 65.00	23,874	13.70	$4,909,648,660	14.97
65.01 - 70.00	23,300	13.37	$5,329,562,101	16.25
70.01 - 75.00	24,097	13.83	$5,492,371,056	16.74
75.01 - 80.00	9,722	5.58	$2,137,959,426	6.52
> 80.00	1,429	0.82	$370,112,906	1.13
Total	174,260	100.00	$32,801,475,061	100.00

Cover Pool Indexed LTV - Drawn Distribution

Indexed LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and below	23,821	13.67	$1,417,677,088	4.32
20.01 - 25.00	8,920	5.12	$972,344,113	2.96
25.01 - 30.00	9,611	5.52	$1,276,607,589	3.89
30.01 - 35.00	10,732	6.16	$1,649,070,630	5.03
35.01 - 40.00	11,418	6.55	$1,948,470,011	5.94
40.01 - 45.00	13,043	7.48	$2,540,658,150	7.75
45.01 - 50.00	14,913	8.56	$3,150,865,287	9.61
50.01 - 55.00	16,504	9.47	$3,802,741,377	11.59
55.01 - 60.00	18,344	10.53	$4,422,375,104	13.48
60.01 - 65.00	17,673	10.14	$4,314,576,276	13.15
65.01 - 70.00	15,697	9.01	$3,983,578,410	12.14
70.01 - 75.00	9,966	5.72	$2,440,829,270	7.44
75.01 - 80.00	3,281	1.88	$790,385,935	2.41
> 80.00	337	0.19	$91,295,821	0.28
Total	174,260	100.00	$32,801,475,061	100.00

Overall Pool Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pool Performance – Overall

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	14,703,953,023	99.29%	18,327,461,406	99.51%	21,563,346,396	99.63%	35,544,152,723	99.85%	36,412,249,663	99.79%	34,371,704,842	99.79%
1-2 Months	≥30 and <60 Days	32,080,486	0.22%	27,963,061	0.15%	29,968,622	0.14%	29,388,809	0.09%	32,608,872	0.09%	27,788,087	0.08%
2-3 Months	≥60 and <90 Days	19,738,200	0.13%	18,338,508	0.10%	14,109,927	0.07%	11,916,916	0.04%	15,068,151	0.04%	11,386,840	0.03%
3-4 Months	≥90 and <120 Days	10,874,053	0.07%	7,132,480	0.04%	7,073,989	0.03%	6,154,804	0.02%	5,647,534	0.02%	7,065,973	0.02%
4-5 Months	≥120 and <150 Days	5,332,319	0.04%	5,217,854	0.03%	3,934,310	0.02%	1,599,156	0.00%	2,840,406	0.01%	3,733,208	0.01%
5-6 Months	≥150 and <180 Days	3,911,238	0.03%	5,097,330	0.03%	2,266,124	0.01%	1,193,809	0.00%	2,774,143	0.01%	3,019,569	0.01%
6-7 Months	≥180 and <210 Days	5,111,156	0.03%	2,135,950	0.01%	1,354,471	0.01%	806,088	0.00%	1,298,882	0.00%	2,492,338	0.01%
7-8 Months	≥210 and <240 Days	5,341,169	0.04%	2,642,789	0.01%	436,519	0.00%	263,331	0.00%	2,553,199	0.01%	1,937,849	0.01%
8-9 Months	≥240 and <270 Days	4,440,469	0.03%	1,128,868	0.01%	253,018	0.00%	710,635	0.00%	1,096,138	0.00%	1,757,379	0.01%
9-10 Months	≥270 and <300 Days	2,672,376	0.02%	1,188,446	0.01%	2,003,198	0.01%	883,314	0.00%	1,870,817	0.01%	997,778	0.00%
10-11 Months	≥300 and <330 Days	1,446,544	0.01%	1,123,269	0.01%	1,857,377	0.01%	167,157	0.00%	2,758,714	0.01%	2,277,096	0.01%
11-12 Months	≥330 and <360 Days	792,469	0.01%	885,232	0.00%	1,977,107	0.01%	0	0.00%	2,003,580	0.01%	1,115,883	0.00%
12-13 Months	≥360 and <390 Days	1,906,733	0.01%	680,666	0.00%	456,805	0.00%	16,609	0.00%	1,077,428	0.00%	930,628	0.00%
13-14 Months	≥390 and <420 Days	554,549	0.00%	1,265,467	0.01%	2,439,039	0.01%	73,036	0.00%	921,542	0.00%	2,431,851	0.01%
14-15 Months	≥420 and <450 Days	1,410,980	0.01%	2,135,341	0.01%	2,585,069	0.01%	0	0.00%	539,439	0.00%	1,021,920	0.00%
15-16 Months	≥450 and <480 Days	178,225	0.00%	1,202,497	0.01%	475,882	0.00%	206,028	0.00%	1,665,596	0.00%	940,942	0.00%
16-17 Months	≥480 and <510 Days	442,625	0.00%	1,525,974	0.01%	1,205,833	0.01%	0	0.00%	262,902	0.00%	702,311	0.00%
17-18 Months	≥510 and <540 Days	2,247,581	0.02%	890,369	0.00%	894,067	0.00%	0	0.00%	382,908	0.00%	441,287	0.00%
18 Months and more	≥540 Days	6,666,540	0.04%	9,824,457	0.05%	6,815,411	0.03%	1,542,933	0.00%	1,435,452	0.00%	2,117,893	0.01%
Total		14,809,100,735	100.00%	18,417,839,964	100.00%	21,643,453,164	100.00%	35,599,075,348	100.00%	36,489,055,366	100.00%	34,443,863,674	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	123,524	99.49%	139,428	99.61%	145,622	99.69%	235,454	99.87%	239,606	99.82%	228,167	99.83%
1-2 Months	≥30 and <60 Days	207	0.17%	168	0.12%	168	0.12%	159	0.07%	190	0.09%	154	0.08%
2-3 Months	≥60 and <90 Days	112	0.09%	113	0.08%	82	0.06%	68	0.03%	93	0.04%	69	0.03%
3-4 Months	≥90 and <120 Days	65	0.05%	45	0.03%	41	0.03%	40	0.02%	31	0.01%	45	0.02%
4-5 Months	≥120 and <150 Days	42	0.03%	35	0.03%	20	0.01%	14	0.01%	15	0.01%	25	0.01%
5-6 Months	≥150 and <180 Days	21	0.02%	33	0.02%	16	0.01%	11	0.00%	16	0.01%	17	0.01%
6-7 Months	≥180 and <210 Days	22	0.02%	14	0.01%	13	0.01%	5	0.00%	11	0.00%	15	0.01%
7-8 Months	≥210 and <240 Days	29	0.02%	16	0.01%	6	0.00%	2	0.00%	13	0.01%	9	0.00%
8-9 Months	≥240 and <270 Days	21	0.02%	7	0.00%	5	0.00%	7	0.00%	7	0.00%	8	0.00%
9-10 Months	≥270 and <300 Days	19	0.01%	10	0.01%	8	0.01%	2	0.00%	9	0.00%	7	0.00%
10-11 Months	≥300 and <330 Days	9	0.01%	10	0.01%	11	0.01%	2	0.00%	12	0.00%	11	0.00%
11-12 Months	≥330 and <360 Days	8	0.01%	9	0.01%	9	0.01%	0	0.00%	17	0.01%	7	0.00%
12-13 Months	≥360 and <390 Days	14	0.01%	5	0.00%	3	0.00%	2	0.00%	10	0.00%	5	0.00%
13-14 Months	≥390 and <420 Days	6	0.00%	5	0.00%	9	0.01%	1	0.00%	3	0.00%	11	0.00%
14-15 Months	≥420 and <450 Days	8	0.01%	14	0.01%	11	0.01%	0	0.00%	5	0.00%	11	0.00%
15-16 Months	≥450 and <480 Days	3	0.00%	10	0.01%	5	0.00%	1	0.00%	9	0.00%	8	0.00%
16-17 Months	≥480 and <510 Days	3	0.00%	9	0.01%	6	0.00%	0	0.00%	1	0.00%	2	0.00%
17-18 Months	≥510 and <540 Days	11	0.01%	4	0.00%	7	0.00%	0	0.00%	4	0.00%	5	0.00%
18 Months and more	≥540 Days	36	0.03%	41	0.03%	35	0.02%	10	0.00%	9	0.00%	13	0.01%
Total		124,160	100.00%	139,976	100.00%	146,077	100.00%	235,778	100.00%	240,061	100.00%	228,589	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	18	0.01%	87	0.06%	73	0.05%	20	0.01%	22	0.01%	17	0.01%
Net loss amount for the period / year ended ($)	559,031	0.00%	3,335,919	0.02%	3,815,933	0.02%	1,358,128	0.00%	1,177,693	0.00%	926,505	0.00%
Cumulative number of loans that have experienced a loss	18	0.01%	105	0.08%	178	0.12%	198	0.08%	220	0.09%	237	0.10%
Cumulative net loss amount ($)	559,031	0.00%	3,894,950	0.02%	7,710,883	0.04%	9,069,012	0.03%	10,246,705	0.03%	11,173,210	0.03%

Annex B
HISTORICAL POOL DATA

Historical pool information regarding the performance of the Loans in the Covered Bond Portfolio is contained in this Annex.  Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to January 2008 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds.  Historical pool information about the Loans in the Covered Bond Portfolio for periods prior to January 2008 is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense.

The following vintage tables present historical pool information about the Loans in the Covered Bond Portfolio in respect of arrears and cumulative losses as at the dates specified in respect of Loans originated in specific years.  “Vintage 2004”, for example, indicates all Loans in the Covered Bond Portfolio originated in the calendar year 2004.  All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada.  All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan.  Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination.  The Seller is obliged to repurchase Loans that are in breach of these representations and warranties.  See “Summary of Principal Documents – Mortgage Sale Agreement — Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds.  The single pool of Loans held by the Guarantor LP supports an ongoing issuance of covered bonds by the Bank.  As Loans repay or prepay, reducing the size of the cover pool, the Seller is required to add Loans to the cover pool in order to maintain compliance with the Asset Coverage Test.  See “Summary of Principal Documents – Guarantor LP Agreement — Asset Coverage Test” in the accompanying prospectus.  Any new Loans may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pre-2004 Vintage

Pool Performance – Pre-2004 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,656,488,842	99.61%	1,386,563,704	99.60%	1,129,487,897	99.77%	1,258,081,915	99.84%	961,370,797	99.56%	893,183,249	99.71%
1-2 Months	≥30 and <60 Days	2,503,052	0.15%	2,079,870	0.15%	1,352,930	0.12%	1,244,755	0.10%	2,457,318	0.25%	677,350	0.08%
2-3 Months	≥60 and <90 Days	689,393	0.04%	735,142	0.05%	607,461	0.05%	496,230	0.04%	670,805	0.07%	735,953	0.08%
3-4 Months	≥90 and <120 Days	646,422	0.04%	1,091,881	0.08%	93,896	0.01%	203,591	0.02%	0	0.00%	276,688	0.03%
4-5 Months	≥120 and <150 Days	674,394	0.04%	273,062	0.02%	68,685	0.01%	0	0.00%	533,370	0.06%	62,377	0.01%
5-6 Months	≥150 and <180 Days	37,478	0.00%	686,395	0.05%	57,893	0.01%	39,581	0.00%	94,161	0.01%	63,776	0.01%
6-7 Months	≥180 and <210 Days	50,748	0.00%	73,313	0.01%	18,836	0.00%	0	0.00%	117,073	0.01%	0	0.00%
7-8 Months	≥210 and <240 Days	76,491	0.01%	190,949	0.01%	42,974	0.00%	0	0.00%	119,795	0.01%	187,957	0.02%
8-9 Months	≥240 and <270 Days	642,578	0.04%	0	0.00%	16,987	0.00%	0	0.00%	30,138	0.00%	87,765	0.01%
9-10 Months	≥270 and <300 Days	317,054	0.02%	0	0.00%	0	0.00%	0	0.00%	33,762	0.00%	61,076	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	39,343	0.00%	119,795	0.01%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	188,001	0.02%	0	0.00%	158,485	0.02%	30,138	0.00%
12-13 Months	≥360 and <390 Days	232,475	0.02%	0	0.00%	0	0.00%	0	0.00%	18,497	0.00%	33,779	0.00%
13-14 Months	≥390 and <420 Days	321,745	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	39,343	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	130,744	0.01%	32,271	0.00%	0	0.00%	79,122	0.01%	158,885	0.02%
15-16 Months	≥450 and <480 Days	0	0.00%	259,884	0.02%	0	0.00%	0	0.00%	0	0.00%	18,497	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	79,122	0.01%
18 Months and more	≥540 Days	211,017	0.01%	43,449	0.00%	170,249	0.01%	25,505	0.00%	0	0.00%	0	0.00%
Total		1,662,891,689	100.00%	1,392,128,393	100.00%	1,132,138,080	100.00%	1,260,091,577	100.00%	965,722,666	100.00%	895,815,750	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	22,960	99.71%	19,250	99.70%	16,263	99.76%	20,359	99.87%	15,995	99.75%	15,106	99.74%
1-2 Months	≥30 and <60 Days	26	0.11%	21	0.11%	16	0.10%	17	0.09%	14	0.08%	12	0.07%
2-3 Months	≥60 and <90 Days	11	0.05%	10	0.05%	8	0.05%	4	0.02%	8	0.05%	8	0.05%
3-4 Months	≥90 and <120 Days	8	0.04%	7	0.04%	2	0.01%	3	0.01%	0	0.00%	3	0.02%
4-5 Months	≥120 and <150 Days	7	0.03%	5	0.03%	2	0.01%	0	0.00%	4	0.02%	2	0.01%
5-6 Months	≥150 and <180 Days	1	0.00%	4	0.02%	2	0.01%	2	0.01%	3	0.02%	1	0.01%
6-7 Months	≥180 and <210 Days	2	0.01%	1	0.01%	1	0.01%	0	0.00%	2	0.01%	0	0.00%
7-8 Months	≥210 and <240 Days	3	0.01%	3	0.02%	1	0.01%	0	0.00%	1	0.01%	2	0.01%
8-9 Months	≥240 and <270 Days	1	0.00%	0	0.00%	1	0.01%	1	0.00%	1	0.01%	2	0.01%
9-10 Months	≥270 and <300 Days	4	0.02%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	1	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	1	0.01%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	2	0.01%	0	0.00%	2	0.01%	1	0.01%
12-13 Months	≥360 and <390 Days	2	0.01%	0	0.00%	0	0.00%	1	0.00%	1	0.01%	1	0.01%
13-14 Months	≥390 and <420 Days	1	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	1	0.01%	2	0.01%	0	0.00%	1	0.01%	2	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	4	0.02%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
18 Months and more	≥540 Days	2	0.01%	1	0.01%	2	0.01%	1	0.00%	0	0.00%	0	0.00%
Total		23,028	100.00%	19,307	100.00%	16,302	100.00%	20,388	100.00%	16,034	100.00%	15,145	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	1	0.00%	6	0.03%	6	0.04%	1	0.00%	2	0.01%	0	0.00%
Net loss amount for the period / year ended ($)	32,485	0.00%	230,665	0.02%	158,374	0.01%	13,420	0.00%	83,536	0.01%	0	0.00%
Cumulative number of loans that have experienced a loss	1	0.00%	7	0.04%	13	0.08%	14	0.07%	16	0.10%	16	0.11%
Cumulative net loss amount ($)	32,485	0.00%	263,150	0.02%	421,524	0.04%	434,944	0.03%	518,480	0.05%	518,480	0.06%

2005 Vintage
Pool Performance – 2005 Vintage
Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	876,877,794	99.08%	843,682,162	99.40%	769,556,549	99.40%	778,207,207	99.80%	638,758,382	99.41%	592,401,321	99.52%
1-2 Months	≥30 and <60 Days	1,905,988	0.22%	2,360,229	0.28%	1,934,355	0.25%	641,393	0.08%	1,871,742	0.29%	603,225	0.10%
2-3 Months	≥60 and <90 Days	2,461,349	0.28%	746,992	0.09%	1,463,672	0.19%	663,331	0.09%	781,740	0.12%	366,633	0.06%
3-4 Months	≥90 and <120 Days	569,198	0.06%	477,126	0.06%	662,089	0.08%	187,318	0.02%	397,549	0.06%	75,686	0.01%
4-5 Months	≥120 and <150 Days	171,543	0.02%	314,633	0.04%	87,956	0.01%	0	0.00%	0	0.00%	348,626	0.06%
5-6 Months	≥150 and <180 Days	953,038	0.11%	118,943	0.01%	80,277	0.01%	0	0.00%	0	0.00%	472,799	0.08%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	291,493	0.04%	0	0.00%	471,794	0.07%	224,068	0.04%
7-8 Months	≥210 and <240 Days	0	0.00%	194,988	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	85,918	0.01%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	129,048	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	458,792	0.08%
10-11 Months	≥300 and <330 Days	552,493	0.06%	0	0.00%	0	0.00%	0	0.00%	53,054	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	241,788	0.04%	0	0.00%
13-14 Months	≥390 and <420 Days	45,619	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	52,654	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	4,423	0.00%	105,877	0.01%	79,043	0.01%	0	0.00%	0	0.00%	242,188	0.04%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	59,293	0.01%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	1,331,596	0.15%	177,342	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	552,493	0.07%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		885,002,089	100.00%	848,730,785	100.00%	774,214,727	100.00%	779,785,167	100.00%	642,576,049	100.00%	595,245,992	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	6,978	99.36%	7,208	99.58%	7,308	99.58%	7,927	99.80%	6,842	99.60%	6,413	99.64%
1-2 Months	≥30 and <60 Days	17	0.25%	12	0.17%	12	0.17%	6	0.08%	15	0.22%	7	0.10%
2-3 Months	≥60 and <90 Days	10	0.15%	7	0.10%	7	0.10%	5	0.06%	6	0.09%	5	0.07%
3-4 Months	≥90 and <120 Days	6	0.09%	4	0.06%	5	0.07%	2	0.03%	3	0.04%	1	0.02%
4-5 Months	≥120 and <150 Days	1	0.01%	3	0.04%	1	0.01%	0	0.00%	0	0.00%	4	0.06%
5-6 Months	≥150 and <180 Days	6	0.09%	1	0.01%	1	0.01%	0	0.00%	0	0.00%	2	0.03%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	3	0.04%	0	0.00%	2	0.03%	1	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	2	0.03%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.02%
10-11 Months	≥300 and <330 Days	1	0.01%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%
13-14 Months	≥390 and <420 Days	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.02%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	1	0.01%	1	0.01%	1	0.01%	0	0.00%	0	0.00%	1	0.02%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		7,023	100.00%	7,239	100.00%	7,339	100.00%	7,942	100.00%	6,870	100.00%	6,436	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	6	0.08%	0	0.00%	1	0.01%	1	0.01%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	507,512	0.06%	0	0.00%	526	0.00%	9,399	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	6	0.08%	6	0.08%	7	0.09%	8	0.12%	8	0.12%
Cumulative net loss amount ($)	0	0.00%	507,512	0.06%	507,512	0.07%	508,038	0.07%	517,436	0.08%	517,436	0.09%

2006 Vintage
Pool Performance – 2006 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	3,227,312,505	99.14%	2,276,917,335	99.20%	1,785,497,342	99.36%	1,677,798,073	99.76%	1,293,054,045	99.65%	1,201,575,922	99.59%
1-2 Months	≥30 and <60 Days	8,687,081	0.27%	4,380,403	0.19%	2,924,383	0.16%	1,512,044	0.09%	2,609,473	0.21%	1,332,137	0.11%
2-3 Months	≥60 and <90 Days	5,063,111	0.15%	2,087,563	0.09%	2,677,824	0.15%	904,665	0.05%	163,300	0.01%	1,178,496	0.10%
3-4 Months	≥90 and <120 Days	3,620,178	0.11%	1,475,972	0.07%	902,474	0.05%	659,325	0.04%	267,128	0.02%	259,615	0.02%
4-5 Months	≥120 and <150 Days	1,167,120	0.04%	1,223,814	0.05%	351,831	0.02%	88,151	0.01%	0	0.00%	746,501	0.06%
5-6 Months	≥150 and <180 Days	651,433	0.02%	2,098,492	0.09%	379,568	0.02%	151,613	0.01%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	3,285,276	0.10%	243,732	0.01%	90,087	0.00%	0	0.00%	102,668	0.01%	90,322	0.01%
7-8 Months	≥210 and <240 Days	1,353,650	0.04%	307,061	0.01%	119,936	0.01%	0	0.00%	100,592	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	1,198,561	0.04%	544,913	0.03%	141,090	0.01%	30,932	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	665,778	0.02%	318,309	0.01%	0	0.00%	0	0.00%	0	0.00%	103,068	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	551,679	0.03%	388,062	0.02%	25,287	0.00%	570,816	0.04%	100,592	0.01%
11-12 Months	≥330 and <360 Days	235,422	0.01%	221,441	0.01%	494,981	0.03%	0	0.00%	298,257	0.02%	0	0.00%
12-13 Months	≥360 and <390 Days	52,932	0.00%	467,486	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	34,269	0.00%	0	0.00%	55,575	0.00%	0	0.00%	0	0.00%	570,816	0.05%
14-15 Months	≥420 and <450 Days	305,137	0.01%	0	0.00%	40,627	0.00%	0	0.00%	0	0.00%	47,543	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	751,540	0.03%	95,822	0.01%	206,028	0.01%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	135,199	0.00%	471,806	0.02%	30,752	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	386,513	0.01%	132,398	0.01%	453,821	0.03%	0	0.00%	17,348	0.00%	0	0.00%
18 Months and more	≥540 Days	1,154,917	0.04%	3,005,707	0.13%	2,414,433	0.13%	447,069	0.03%	447,069	0.03%	447,069	0.04%
Total		3,255,309,082	100.00%	2,295,199,651	100.00%	1,797,058,608	100.00%	1,681,823,187	100.00%	1,297,630,696	100.00%	1,206,452,081	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	28,292	99.36%	20,733	99.44%	16,916	99.48%	16,834	99.80%	13,691	99.76%	12,936	99.75%
1-2 Months	≥30 and <60 Days	60	0.21%	35	0.17%	28	0.17%	10	0.06%	19	0.14%	10	0.07%
2-3 Months	≥60 and <90 Days	26	0.09%	18	0.09%	16	0.09%	10	0.06%	3	0.02%	7	0.05%
3-4 Months	≥90 and <120 Days	23	0.08%	11	0.05%	8	0.05%	2	0.01%	2	0.01%	5	0.04%
4-5 Months	≥120 and <150 Days	12	0.04%	7	0.03%	4	0.02%	2	0.01%	0	0.00%	2	0.02%
5-6 Months	≥150 and <180 Days	5	0.02%	9	0.05%	4	0.02%	2	0.01%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	9	0.03%	2	0.01%	2	0.01%	0	0.00%	1	0.01%	1	0.01%
7-8 Months	≥210 and <240 Days	8	0.03%	2	0.01%	2	0.01%	0	0.00%	1	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	9	0.03%	3	0.01%	2	0.01%	1	0.01%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	6	0.02%	4	0.02%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
10-11 Months	≥300 and <330 Days	0	0.00%	4	0.02%	3	0.02%	1	0.01%	1	0.01%	1	0.01%
11-12 Months	≥330 and <360 Days	5	0.02%	2	0.01%	2	0.01%	0	0.00%	2	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	2	0.01%	3	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	1	0.00%	0	0.00%	2	0.01%	0	0.00%	0	0.00%	1	0.01%
14-15 Months	≥420 and <450 Days	2	0.01%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	1	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	4	0.02%	1	0.01%	1	0.01%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	1	0.00%	2	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	6	0.02%	1	0.00%	4	0.02%	0	0.00%	1	0.01%	0	0.00%
18 Months and more	≥540 Days	7	0.03%	10	0.05%	8	0.05%	3	0.02%	3	0.02%	3	0.02%
Total		28,474	100.00%	20,850	100.00%	17,004	100.00%	16,866	100.00%	13,724	100.00%	12,968	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	10	0.04%	19	0.09%	12	0.07%	3	0.02%	1	0.01%	2	0.02%
Net loss amount for the period / year ended ($)	272,599	0.01%	576,265	0.03%	523,551	0.03%	166,917	0.01%	44,786	0.00%	9,712	0.00%
Cumulative number of loans that have experienced a loss	10	0.04%	29	0.14%	41	0.24%	44	0.26%	45	0.33%	47	0.36%
Cumulative net loss amount ($)	272,599	0.01%	848,864	0.04%	1,372,415	0.08%	1,539,332	0.09%	1,584,118	0.12%	1,593,830	0.13%

2007 Vintage
Pool Performance – 2007 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	4,759,461,383	99.07%	3,834,663,249	99.07%	2,477,522,280	98.91%	2,550,055,066	99.69%	2,104,704,681	99.56%	1,991,850,560	99.56%
1-2 Months	≥30 and <60 Days	11,054,684	0.23%	9,160,879	0.24%	8,401,507	0.34%	3,031,956	0.11%	2,970,356	0.15%	2,722,415	0.14%
2-3 Months	≥60 and <90 Days	8,012,377	0.17%	9,199,957	0.24%	2,781,030	0.11%	2,666,098	0.10%	1,270,554	0.06%	517,123	0.03%
3-4 Months	≥90 and <120 Days	4,520,981	0.09%	2,664,541	0.07%	2,762,003	0.11%	138,472	0.01%	307,537	0.01%	930,329	0.05%
4-5 Months	≥120 and <150 Days	2,828,868	0.06%	2,242,298	0.06%	2,608,090	0.10%	605,525	0.02%	67,268	0.00%	265,949	0.01%
5-6 Months	≥150 and <180 Days	1,411,194	0.03%	1,636,684	0.04%	485,009	0.02%	408,506	0.02%	222,612	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	860,128	0.02%	1,178,335	0.03%	185,646	0.01%	171,570	0.01%	30,700	0.00%	212,903	0.01%
7-8 Months	≥210 and <240 Days	2,652,128	0.05%	1,362,966	0.04%	26,249	0.00%	0	0.00%	740,337	0.04%	67,268	0.00%
8-9 Months	≥240 and <270 Days	1,936,902	0.04%	0	0.00%	20,014	0.00%	171,699	0.01%	507,478	0.02%	0	0.00%
9-10 Months	≥270 and <300 Days	1,412,650	0.03%	348,548	0.01%	1,061,589	0.04%	0	0.00%	362,224	0.02%	30,700	0.00%
10-11 Months	≥300 and <330 Days	774,368	0.02%	394,466	0.01%	921,060	0.04%	0	0.00%	1,238,058	0.06%	464,234	0.02%
11-12 Months	≥330 and <360 Days	296,852	0.01%	620,536	0.02%	260,426	0.01%	0	0.00%	181,410	0.01%	527,223	0.03%
12-13 Months	≥360 and <390 Days	1,384,213	0.03%	213,177	0.00%	198,653	0.01%	16,609	0.00%	235,991	0.01%	362,224	0.02%
13-14 Months	≥390 and <420 Days	102,678	0.00%	421,925	0.01%	785,499	0.03%	0	0.00%	702,311	0.03%	1,238,158	0.06%
14-15 Months	≥420 and <450 Days	1,105,844	0.02%	1,148,638	0.03%	2,512,171	0.10%	0	0.00%	191,576	0.01%	181,410	0.01%
15-16 Months	≥450 and <480 Days	173,801	0.00%	85,197	0.00%	58,258	0.00%	0	0.00%	47,202	0.00%	236,391	0.01%
16-17 Months	≥480 and <510 Days	307,426	0.01%	591,591	0.01%	894,241	0.04%	0	0.00%	0	0.00%	702,311	0.04%
17-18 Months	≥510 and <540 Days	529,472	0.01%	191,564	0.00%	300,709	0.01%	0	0.00%	0	0.00%	72,613	0.00%
18 Months and more	≥540 Days	5,300,606	0.11%	4,552,012	0.12%	3,046,260	0.12%	692,265	0.03%	272,416	0.01%	155,957	0.01%
Total		4,804,126,555	100.00%	3,870,676,563	100.00%	2,504,830,694	100.00%	2,557,957,766	100.00%	2,114,052,711	100.00%	2,000,537,768	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	37,071	99.33%	31,220	99.30%	20,045	99.34%	20,890	99.80%	17,907	99.67%	17,221	99.70%
1-2 Months	≥30 and <60 Days	64	0.17%	56	0.18%	44	0.22%	18	0.09%	20	0.11%	15	0.08%
2-3 Months	≥60 and <90 Days	48	0.13%	50	0.16%	19	0.09%	12	0.06%	7	0.04%	5	0.03%
3-4 Months	≥90 and <120 Days	21	0.05%	16	0.05%	10	0.05%	3	0.01%	2	0.01%	6	0.03%
4-5 Months	≥120 and <150 Days	18	0.05%	12	0.04%	8	0.04%	3	0.01%	1	0.01%	2	0.01%
5-6 Months	≥150 and <180 Days	5	0.01%	15	0.05%	2	0.01%	2	0.01%	1	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	6	0.02%	8	0.02%	3	0.02%	1	0.00%	1	0.01%	1	0.01%
7-8 Months	≥210 and <240 Days	13	0.03%	7	0.02%	1	0.00%	0	0.00%	5	0.03%	1	0.01%
8-9 Months	≥240 and <270 Days	10	0.02%	0	0.00%	1	0.00%	1	0.00%	4	0.02%	0	0.00%
9-10 Months	≥270 and <300 Days	6	0.02%	3	0.01%	3	0.02%	0	0.00%	1	0.01%	1	0.01%
10-11 Months	≥300 and <330 Days	7	0.02%	4	0.01%	6	0.03%	0	0.00%	3	0.02%	3	0.02%
11-12 Months	≥330 and <360 Days	2	0.01%	6	0.02%	1	0.00%	0	0.00%	1	0.01%	4	0.02%
12-13 Months	≥360 and <390 Days	8	0.02%	2	0.01%	2	0.01%	1	0.00%	2	0.01%	1	0.01%
13-14 Months	≥390 and <420 Days	1	0.00%	2	0.01%	3	0.02%	0	0.00%	2	0.01%	3	0.02%
14-15 Months	≥420 and <450 Days	6	0.02%	9	0.03%	8	0.04%	0	0.00%	2	0.01%	1	0.01%
15-16 Months	≥450 and <480 Days	2	0.01%	1	0.00%	1	0.00%	0	0.00%	1	0.01%	2	0.01%
16-17 Months	≥480 and <510 Days	2	0.01%	4	0.01%	2	0.01%	0	0.00%	0	0.00%	2	0.01%
17-18 Months	≥510 and <540 Days	4	0.01%	1	0.00%	2	0.01%	0	0.00%	0	0.00%	1	0.01%
18 Months and more	≥540 Days	27	0.07%	25	0.08%	18	0.09%	4	0.02%	2	0.01%	2	0.01%
Total		37,321	100.00%	31,441	100.00%	20,179	100.00%	20,935	100.00%	17,962	100.00%	17,271	100.02%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	5	0.01%	46	0.15%	38	0.19%	7	0.03%	2	0.01%	1	0.01%
Net loss amount for the period / year ended ($)	187,793	0.00%	1,533,110	0.04%	2,055,893	0.08%	422,375	0.02%	198,761	0.01%	123,973	0.01%
Cumulative number of loans that have experienced a loss	5	0.01%	51	0.16%	89	0.44%	96	0.46%	98	0.55%	99	0.57%
Cumulative net loss amount ($)	187,793	0.00%	1,720,903	0.04%	3,776,797	0.15%	4,199,172	0.16%	4,397,933	0.21%	4,521,906	0.23%

2008 Vintage
Pool Performance – 2008 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	2,187,205,304	99.67%	2,683,218,199	99.62%	2,277,870,187	99.65%	2,701,750,628	99.75%	2,554,261,498	99.62%	2,407,277,506	99.63%
1-2 Months	≥30 and <60 Days	3,325,784	0.15%	3,513,965	0.13%	2,359,166	0.10%	3,732,062	0.14%	3,477,437	0.14%	4,313,474	0.18%
2-3 Months	≥60 and <90 Days	1,492,396	0.07%	3,177,160	0.12%	1,844,303	0.08%	1,590,027	0.06%	2,811,490	0.11%	978,706	0.04%
3-4 Months	≥90 and <120 Days	563,658	0.03%	748,390	0.03%	888,606	0.04%	742,824	0.03%	861,356	0.03%	90,512	0.00%
4-5 Months	≥120 and <150 Days	69,688	0.00%	776,822	0.03%	343,486	0.02%	285,172	0.01%	0	0.00%	865,361	0.04%
5-6 Months	≥150 and <180 Days	648,592	0.03%	132,239	0.01%	149,648	0.01%	162,676	0.01%	527,030	0.02%	526,030	0.02%
6-7 Months	≥180 and <210 Days	661,969	0.03%	640,570	0.02%	441,582	0.02%	125,629	0.00%	0	0.00%	174,111	0.01%
7-8 Months	≥210 and <240 Days	236,939	0.01%	102,836	0.00%	86,310	0.00%	0	0.00%	64,263	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	304,522	0.01%	74,927	0.00%	0	0.00%	515,194	0.02%	527,030	0.02%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	177,123	0.01%	87,354	0.00%	0	0.00%	216,325	0.01%	64,263	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	43,254	0.00%	847,782	0.04%	0	0.00%	0	0.00%	515,194	0.02%
12-13 Months	≥360 and <390 Days	237,112	0.01%	0	0.00%	258,152	0.01%	0	0.00%	403,372	0.02%	0	0.00%
13-14 Months	≥390 and <420 Days	50,236	0.00%	109,554	0.00%	114,884	0.01%	73,036	0.00%	0	0.00%	216,325	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	647,678	0.03%	282,374	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	77,376	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	389,064	0.01%	139,537	0.01%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	222,217	0.01%	206,985	0.01%	0	0.00%	0	0.00%	536,168	0.02%
Total		2,194,491,678	100.00%	2,693,555,915	100.00%	2,285,790,285	100.00%	2,708,462,054	100.00%	2,563,785,643	100.00%	2,416,367,054	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	15,524	99.74%	18,931	99.72%	15,932	99.71%	18,936	99.81%	18,831	99.72%	17,940	99.71%
1-2 Months	≥30 and <60 Days	22	0.14%	15	0.08%	15	0.08%	15	0.07%	19	0.10%	22	0.11%
2-3 Months	≥60 and <90 Days	5	0.03%	13	0.07%	9	0.05%	8	0.04%	16	0.08%	7	0.04%
3-4 Months	≥90 and <120 Days	3	0.02%	4	0.02%	3	0.02%	5	0.03%	4	0.02%	2	0.01%
4-5 Months	≥120 and <150 Days	1	0.01%	5	0.02%	2	0.01%	3	0.02%	0	0.00%	3	0.02%
5-6 Months	≥150 and <180 Days	2	0.01%	2	0.01%	1	0.01%	2	0.01%	1	0.01%	3	0.02%
6-7 Months	≥180 and <210 Days	3	0.02%	3	0.01%	2	0.01%	1	0.01%	0	0.00%	1	0.01%
7-8 Months	≥210 and <240 Days	2	0.01%	1	0.01%	1	0.01%	0	0.00%	2	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	2	0.01%	1	0.01%	0	0.00%	1	0.01%	1	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	2	0.01%	1	0.01%	0	0.00%	2	0.01%	2	0.01%
11-12 Months	≥330 and <360 Days	0	0.00%	1	0.01%	3	0.02%	0	0.00%	0	0.00%	1	0.01%
12-13 Months	≥360 and <390 Days	2	0.01%	0	0.00%	1	0.01%	0	0.00%	4	0.02%	0	0.00%
13-14 Months	≥390 and <420 Days	2	0.01%	2	0.01%	1	0.01%	1	0.01%	0	0.00%	2	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	4	0.02%	3	0.02%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	1	0.01%	3	0.02%	0	0.00%	0	0.00%	3	0.02%
Total		15,566	100.00%	18,983	100.00%	15,977	100.00%	18,971	100.00%	18,884	100.00%	17,990	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	2	0.01%	6	0.03%	7	0.04%	5	0.03%	2	0.01%	1	0.01%
Net loss amount for the period / year ended ($)	66,155	0.00%	371,990	0.01%	581,780	0.03%	231,787	0.01%	97,181	0.00%	32,739	0.00%
Cumulative number of loans that have experienced a loss	2	0.01%	8	0.04%	15	0.09%	20	0.11%	22	0.12%	23	0.13%
Cumulative net loss amount ($)	66,155	0.00%	438,145	0.02%	1,019,925	0.04%	1,251,712	0.05%	1,348,892	0.05%	1,381,631	0.06%

2009 Vintage
Pool Performance – 2009 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,988,575,723	99.47%	3,125,522,049	99.56%	3,248,573,165	99.55%	4,062,074,369	99.79%	3,079,982,750	99.79%	2,912,249,383	99.76%
1-2 Months	≥30 and <60 Days	4,603,898	0.23%	5,685,476	0.18%	5,093,758	0.16%	4,613,337	0.11%	2,532,504	0.08%	2,092,813	0.07%
2-3 Months	≥60 and <90 Days	2,019,574	0.10%	1,889,245	0.06%	3,099,910	0.09%	1,400,631	0.03%	1,192,013	0.04%	1,512,273	0.05%
3-4 Months	≥90 and <120 Days	953,617	0.05%	674,570	0.02%	1,562,535	0.05%	638,771	0.02%	166,999	0.01%	1,765,018	0.06%
4-5 Months	≥120 and <150 Days	420,706	0.02%	387,225	0.01%	74,096	0.00%	268,376	0.01%	133,620	0.00%	349,630	0.01%
5-6 Months	≥150 and <180 Days	209,503	0.01%	424,579	0.01%	915,941	0.03%	0	0.00%	191,586	0.01%	263,048	0.01%
6-7 Months	≥180 and <210 Days	253,035	0.01%	0	0.00%	228,843	0.01%	254,753	0.01%	177,362	0.01%	0	0.00%
7-8 Months	≥210 and <240 Days	1,021,962	0.05%	483,990	0.02%	0	0.00%	263,331	0.01%	229,822	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	662,428	0.03%	279,434	0.01%	0	0.00%	0	0.00%	0	0.00%	83,568	0.00%
9-10 Months	≥270 and <300 Days	147,847	0.01%	521,588	0.02%	380,631	0.01%	483,859	0.01%	29,691	0.00%	177,362	0.01%
10-11 Months	≥300 and <330 Days	119,681	0.01%	0	0.00%	460,901	0.01%	0	0.00%	407,361	0.01%	229,822	0.01%
11-12 Months	≥330 and <360 Days	260,196	0.01%	0	0.00%	185,917	0.01%	0	0.00%	114,242	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	161,092	0.01%	29,691	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	733,988	0.02%	1,483,081	0.05%	0	0.00%	219,232	0.01%	80,798	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	855,959	0.03%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	100,660	0.00%	0	0.00%	0	0.00%	161,492	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	462,576	0.01%	144,171	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	189,928	0.01%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	1,448,580	0.05%	977,484	0.03%	284,137	0.01%	293,881	0.01%	159,037	0.01%
Total		1,999,248,170	100.00%	3,139,369,259	100.00%	3,263,281,093	100.00%	4,070,281,564	100.00%	3,086,022,083	100.00%	2,919,153,935	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	12,647	99.61%	19,314	99.68%	20,010	99.66%	26,437	99.84%	20,498	99.83%	19,623	99.76%
1-2 Months	≥30 and <60 Days	18	0.14%	25	0.12%	23	0.12%	21	0.08%	17	0.09%	13	0.06%
2-3 Months	≥60 and <90 Days	12	0.09%	10	0.05%	15	0.08%	7	0.03%	9	0.05%	8	0.04%
3-4 Months	≥90 and <120 Days	4	0.03%	3	0.02%	12	0.06%	7	0.03%	1	0.00%	7	0.04%
4-5 Months	≥120 and <150 Days	3	0.02%	3	0.02%	1	0.00%	3	0.01%	1	0.00%	4	0.02%
5-6 Months	≥150 and <180 Days	2	0.02%	2	0.01%	5	0.03%	0	0.00%	2	0.01%	2	0.01%
6-7 Months	≥180 and <210 Days	2	0.02%	0	0.00%	1	0.00%	1	0.00%	1	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	3	0.02%	2	0.01%	0	0.00%	2	0.01%	1	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	1	0.01%	2	0.01%	0	0.00%	0	0.00%	0	0.00%	1	0.01%
9-10 Months	≥270 and <300 Days	2	0.02%	3	0.02%	2	0.01%	1	0.00%	1	0.00%	1	0.01%
10-11 Months	≥300 and <330 Days	1	0.01%	0	0.00%	1	0.00%	0	0.00%	2	0.01%	1	0.01%
11-12 Months	≥330 and <360 Days	1	0.01%	0	0.00%	1	0.00%	0	0.00%	1	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	1	0.00%	3	0.02%	0	0.00%	1	0.00%	1	0.01%
14-15 Months	≥420 and <450 Days	0	0.00%	4	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	1	0.00%	0	0.00%	0	0.00%	1	0.01%
16-17 Months	≥480 and <510 Days	0	0.00%	3	0.02%	1	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	3	0.02%	4	0.02%	1	0.00%	2	0.01%	1	0.01%
Total		12,696	100.00%	19,375	100.00%	20,080	100.00%	26,480	100.00%	20,539	100.00%	19,664	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	4	0.02%	9	0.04%	2	0.01%	2	0.01%	4	0.02%
Net loss amount for the period / year ended ($)	0	0.00%	116,376	0.00%	486,168	0.01%	500,921	0.01%	66,170	0.00%	376,516	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	4	0.02%	13	0.06%	15	0.06%	17	0.08%	21	0.11%
Cumulative net loss amount ($)	0	0.00%	116,376	0.00%	602,544	0.02%	1,103,465	0.03%	1,169,635	0.04%	1,546,152	0.05%

2010 Vintage
Pool Performance – 2010 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	7,274,447	100.00%	2,800,774,159	99.98%	4,002,551,090	99.85%	5,741,645,591	99.89%	5,752,862,230	99.83%	5,205,421,845	99.80%
1-2 Months	≥30 and <60 Days	0	0.00%	411,732	0.01%	4,497,878	0.11%	3,062,473	0.05%	4,214,105	0.08%	3,909,566	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	296,709	0.01%	691,778	0.02%	1,640,099	0.03%	1,220,661	0.02%	1,889,400	0.04%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	1,581,466	0.03%	1,542,393	0.03%	1,449,423	0.03%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	242,153	0.00%	9,050	0.00%	663,892	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	143,434	0.00%	533,356	0.01%	278,468	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	97,984	0.00%	185,993	0.00%	88,767	0.00%	652,502	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	161,049	0.00%	0	0.00%	0	0.00%	9,050	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	96,563	0.00%	43,329	0.00%	297,807	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	560,978	0.02%	0	0.00%	231,347	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	516,703	0.01%	43,329	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	268,741	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	908,426	0.02%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	262,902	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	155,221	0.00%	269,141	0.01%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	96,563	0.00%	757,373	0.01%
Total		7,274,447	100.00%	2,801,482,600	100.00%	4,008,560,757	100.00%	5,748,597,772	100.00%	5,762,953,794	100.00%	5,215,641,796	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	49	100.00%	15,598	99.97%	21,718	99.90%	34,228	99.91%	35,039	99.85%	31,706	99.85%
1-2 Months	≥30 and <60 Days	0	0.00%	2	0.01%	14	0.07%	13	0.04%	24	0.07%	16	0.05%
2-3 Months	≥60 and <90 Days	0	0.00%	3	0.02%	4	0.02%	10	0.03%	8	0.02%	9	0.03%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	7	0.02%	7	0.02%	7	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%	3	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	3	0.01%	3	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	1	0.00%	1	0.00%	1	0.00%	3	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	1	0.00%	0	0.00%	0	0.00%	1	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%	1	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	3	0.01%	0	0.00%	1	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	3	0.01%	1	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	3	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	2	0.01%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	3	0.01%
Total		49	100.00%	15,603	100.00%	21,741	100.00%	34,262	100.00%	35,096	100.00%	31,755	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	1	0.00%	1	0.00%	5	0.01%	5	0.02%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	10,167	0.00%	22,183	0.00%	251,716	0.00%	143,371	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	1	0.00%	2	0.01%	7	0.02%	12	0.04%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	10,167	0.00%	32,350	0.00%	284,066	0.00%	427,437	0.01%

2011 Vintage
Pool Performance – 2011 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	757,025	100.00%	1,374,739,664	99.96%	3,809,379,608	99.89%	6,686,466,504	99.88%	6,501,536,652	99.80%	6,220,337,209	99.79%
1-2 Months	≥30 and <60 Days	0	0.00%	370,507	0.03%	2,442,092	0.06%	5,096,243	0.08%	4,628,939	0.07%	4,963,458	0.08%
2-3 Months	≥60 and <90 Days	0	0.00%	205,740	0.01%	685,037	0.02%	1,345,090	0.02%	2,366,603	0.04%	1,543,992	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	202,386	0.01%	777,843	0.01%	1,611,023	0.02%	1,238,004	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	400,166	0.01%	109,778	0.00%	763,107	0.01%	18,366	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	197,786	0.01%	35,380	0.00%	1,171,685	0.02%	568,732	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	68,143	0.00%	40,465	0.00%	1,020,232	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1,298,391	0.02%	403,768	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	325,523	0.00%	0	0.00%	761,209	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	399,455	0.01%	686,251	0.01%	40,465	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	141,870	0.00%	86,345	0.00%	1,298,391	0.02%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	634,082	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	504,935	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	86,345	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	634,082	0.01%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	142,099	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	93,958	0.00%	325,523	0.00%	0	0.00%
Total		757,025	100.00%	1,375,315,911	100.00%	3,813,449,174	100.00%	6,694,859,787	100.00%	6,515,149,066	100.00%	6,233,419,188	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	3	100.00%	7,160	99.94%	18,227	99.89%	36,398	99.88%	37,327	99.82%	36,142	99.80%
1-2 Months	≥30 and <60 Days	0	0.00%	2	0.03%	12	0.06%	27	0.08%	24	0.07%	26	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	2	0.03%	3	0.01%	8	0.02%	11	0.03%	9	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	1	0.01%	4	0.01%	9	0.02%	6	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	2	0.01%	2	0.01%	4	0.01%	1	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	1	0.01%	1	0.00%	5	0.01%	2	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%	6	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	3	0.01%	2	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%	3	0.01%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	4	0.01%	1	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%	3	0.01%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	7	0.02%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	7	0.02%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%	0	0.00%
Total		3	100.00%	7,164	100.00%	18,247	100.00%	36,445	100.00%	37,397	100.00%	36,211	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	0	0.00%	5	0.01%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%	337,787	0.01%	91,101	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	0	0.00%	5	0.01%	7	0.02%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%	337,787	0.01%	428,888	0.01%

2012 Vintage
Pool Performance – 2012 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,380,887	100.00%	2,061,580,772	99.94%	6,801,380,733	99.91%	6,515,688,820	99.82%	6,230,778,509	99.85%
1-2 Months	≥30 and <60 Days	0	0.00%	962,554	0.05%	4,423,338	0.06%	5,701,888	0.09%	4,419,543	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	258,914	0.01%	1,210,745	0.02%	3,781,041	0.06%	1,228,832	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	626,568	0.01%	493,548	0.01%	980,698	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	1,269,406	0.02%	385,007	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	252,619	0.00%	33,712	0.00%	380,305	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	143,739	0.00%	53,217	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1,269,806	0.02%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	147,411	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	100,401	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	147,411	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	62,290	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	20,411	0.00%	20,411	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	62,290	0.00%
Total		1,380,887	100.00%	2,062,802,240	100.00%	6,807,894,003	100.00%	6,527,442,667	100.00%	6,239,726,029	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	14	100.00%	9,196	99.95%	35,261	99.92%	37,140	99.85%	35,961	99.90%
1-2 Months	≥30 and <60 Days	0	0.00%	4	0.04%	22	0.06%	28	0.08%	18	0.05%
2-3 Months	≥60 and <90 Days	0	0.00%	1	0.01%	4	0.01%	19	0.05%	5	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	5	0.01%	3	0.01%	8	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	3	0.01%	3	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	1	0.00%	1	0.00%	1	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	3	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%
Total		14	100.00%	9,201	100.00%	35,293	100.00%	37,199	100.00%	36,003	100.00%

Loss Information
As at Date	31-Jan-12		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	44,441	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	44,441	0.00%	44,441	0.00%

2013 Vintage
Pool Performance – 2013 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	1,327,506	100.00%	3,284,950,594	99.92%	4,833,129,091	99.94%	4,599,025,912	99.90%
1-2 Months	≥30 and <60 Days	0	0.00%	2,031,206	0.06%	1,302,644	0.03%	2,549,609	0.06%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	809,945	0.02%	1,260,493	0.03%
3-4 Months	≥90 and <120 Days	0	0.00%	598,628	0.02%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	64,583	0.00%	27,498	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	466,411	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	126,315	0.00%	64,983	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	527,542	0.01%	126,315	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	16,688	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		1,327,506	100.00%	3,287,580,428	100.00%	4,835,976,808	100.00%	4,603,521,221	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	7	100.00%	18,174	99.94%	26,321	99.94%	25,259	99.92%
1-2 Months	≥30 and <60 Days	0	0.00%	10	0.05%	8	0.04%	13	0.05%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	6	0.02%	5	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	2	0.01%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	1	0.00%	1	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	3	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	1	0.00%	1	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	1	0.00%	1	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	1	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		7	100.00%	18,186	100.00%	26,339	100.00%	25,283	100.00%

Loss Information

As at Date	31-Jan-13		31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	1	0.00%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	43,916	0.00%	149,093	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	1	0.00%	3	0.01%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	43,916	0.00%	193,009	0.00%

2014 Vintage
Pool Performance – 2014 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-14		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	1,742,044	100.00%	2,175,037,968	99.96%	2,108,689,549	99.98%
1-2 Months	≥30 and <60 Days	0	0.00%	842,467	0.04%	204,497	0.01%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	174,940	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		1,742,044	100.00%	2,175,880,435	100.00%	2,109,068,986	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-14		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	10	100.00%	10,004	99.98%	9,812	99.97%
1-2 Months	≥30 and <60 Days	0	0.00%	2	0.02%	2	0.02%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	1	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		10	100.00%	10,006	100.00%	9,815	100.00%

Loss Information
As at Date	31-Jan-14		31-Jan-15		30-Apr-15
	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%

2015 Vintage
Pool Performance – 2015 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-15		30-Apr-15
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	1,862,750	100.00%	8,913,874	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		1,862,750	100.00%	8,913,874	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-15		30-Apr-15
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	11	100.00%	48	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		11	100.00%	48	100.00%

Loss Information
As at Date	31-Jan-15		30-Apr-15
	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%

Table of Contents

Prospectus Supplement

SUMMARY	S-2
DESCRIPTION OF THE COVERED BONDS	S-7
DESCRIPTION OF THE COVERED BOND GUARANTEE	S-8
SWAP PROVIDERS	S-8
SUPPLEMENTAL PLAN OF DISTRIBUTION	S-8
NOTICE REGARDING OFFERS IN THE EEA	S-12

Annex A
COVERED BOND PORTFOLIO	S-14
Overall Pool Statistics	S-15
Overall Pool Performance	S-21

Annex B
HISTORICAL POOL DATA	S-23

Prospectus dated June 25, 2015

DOCUMENTS INCORPORATED BY REFERENCE	3
WHERE YOU CAN FIND MORE INFORMATION	4
FURTHER INFORMATION	4
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	4
ABOUT THIS PROSPECTUS	6
GLOBAL COVERED BOND PROGRAMME	7
Programme Structure Overview	7
SUMMARY	9
RISK FACTORS	17
ROYAL BANK OF CANADA	43
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP	43
Ownership Structure of the Guarantor LP	44
Ownership Structure of the Managing GP	44
Ownership Structure of the Liquidation GP	44
PRESENTATION OF FINANCIAL INFORMATION	45
USE OF PROCEEDS	45
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	46
CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS	47
DESCRIPTION OF THE COVERED BONDS	47
General	47
Loan-Level Disclosure	48
Asset Coverage Test, Valuation Calculation and Amortization Test	48
Terms and Conditions	48
TERMS AND CONDITIONS OF THE COVERED BONDS	51
DESCRIPTION OF THE CANADIAN REGULATED COVERED BOND REGIME	86
OWNERSHIP AND BOOK-ENTRY ISSUANCE	88
CASHFLOWS	92
COVERED BOND PORTFOLIO	102
LOAN ORIGINATION AND LENDING CRITERIA	103
THE SERVICER	106
SUMMARY OF PRINCIPAL DOCUMENTS	110
TAX CONSEQUENCES	157
United States Taxation	157
Canadian Taxation	164
BENEFIT PLAN INVESTOR CONSIDERATIONS	166
PLAN OF DISTRIBUTION	168
Market-Making Resales By Affiliates	169
Conflicts of Interest	170
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR
MANAGEMENT AND OTHERS	171
LEGALITY OF COVERED BONDS	171
EXPERTS	172
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	172
GLOSSARY	173